Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
ADAMS RESPIRATORY THERAPEUTICS, INC.
at
$60.00 NET PER SHARE
Pursuant to the Offer to Purchase dated December 21, 2007
by
TWICKENHAM INC.
an indirect wholly owned subsidiary of
RECKITT BENCKISER GROUP PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 23, 2008, UNLESS THE TENDER OFFER IS EXTENDED.

This form of Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Adams Respiratory Therapeutics, Inc., a Delaware corporation (“Adams”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219 Phone: Toll-free (877) 248-6417 (718) 921-8317	By Facsimile Transmission: (718) 234-5001	By Hand/Overnight Delivery: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Concourse Level New York, NY 10038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Twickenham Inc., a Delaware corporation, and an indirect wholly owned subsidiary of Reckitt Benckiser Group plc, a corporation organized under the laws of England and Wales, upon the terms and subject to the conditions set forth in the offer to purchase, dated December 21, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the “Shares”), of Adams Respiratory Therapeutics, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available):

☐ Check here if Shares will be tendered by book entry transfer.

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.:
(Daytime telephone number)

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three NASDAQ trading days after the date of execution hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name of Firm

(Please type or print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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